Exhibit 99.1

News Release For further information, please contact:
333 Butternut Drive, Syracuse, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports Second Quarter 2026 Results

SYRACUSE, N.Y. — July 28, 2026 — Community Financial System, Inc. (the “Company” or “CFSI”) (NYSE: CBU) reported second quarter 2026 results. The results are available within the “News” section of the Company's investor relations website or directly at https://ir.cfsi.com/Q2-2026-CBU-Earnings-Release.

Company management will host a conference call at 11:00 a.m. (ET) today, July 28, 2026, to discuss the second quarter 2026 results. The conference call can be accessed via webcast at https://app.webinar.net/b0yzqVAwxjN or via dial-in at 1-833-630-0464 (United States) or 1-412-317-1809 (International).

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $17 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, Western Massachusetts and Southern New Hampshire. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 68 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://ir.cfsi.com.

News Release For further information, please contact:
333 Butternut Drive, Syracuse, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports Second Quarter 2026 Results

SYRACUSE, N.Y. — July 28, 2026

Community Financial System, Inc. (the “Company” or “CFSI”) (NYSE: CBU) reported second quarter 2026 net income of $61.3 million, or $1.16 per share and operating net income of $61.5 million, or $1.16 per share.

“Our Company delivered another quarter of solid core performance with operating diluted earnings per share1 of $1.16, up 11.5% year-over-year and representing our fifth consecutive quarter of record results,” commented Dimitar A. Karaivanov, President and CEO.

“Our organic momentum continues across all businesses and is also supported by margin and market value tailwinds. During the quarter we achieved an operating return on assets1 of 1.40% while continuing to actively invest in organic and inorganic growth initiatives including completing the acquisition of ClearPoint Federal Bank & Trust. At the same time, we remain focused on expanding operating leverage and ensuring that continued investments translate fully into bottom-line results. Importantly, our trajectory remains very attractive and we expect acceleration across all of our businesses into the second half of the year.”

Second Quarter 2026 Performance					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		2nd Qtr 2026	1st Qtr 2026	2nd Qtr 2025	$	%	$	%
Operating Performance	Diluted Earnings Per Share	$1.16	$1.08	$0.97	$0.08	7.4%	$0.19	19.6%
	Operating Diluted Earnings Per Share[1]	1.16	1.15	1.04	0.01	0.9%	0.12	11.5%
	Operating Pre-Tax, Pre-Provision Net Revenue Per Share[1]	1.62	1.61	1.41	0.01	0.6%	0.21	14.9%

Return Metrics	Return on Assets	1.40%	1.33%	1.24%	-	0.07%	-	0.16%
	Operating Return on Assets[1]	1.40%	1.42%	1.34%	-	(0.02%)	-	0.06%
	Return on Equity	12.10%	11.51%	11.21%	-	0.59%	-	0.89%
	Operating Return on Equity[1]	12.13%	12.30%	12.10%	-	(0.17%)	-	0.03%

Second Quarter 2026 Performance (continued)					Quarter-over-Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		2nd Qtr 2026	1st Qtr 2026	2nd Qtr 2025	$	%	$	%
Revenues	Total Revenues	$223,155	$213,286	$199,256	$9,869	4.6%	$23,899	12.0%
	Total Operating Revenues (FTE)[1]	219,338	214,537	200,141	4,801	2.2%	19,197	9.6%
	Noninterest Revenues	84,011	78,574	74,508	5,437	6.9%	9,503	12.8%
	Total Operating Noninterest Revenues[1]	79,301	78,975	74,509	326	0.4%	4,792	6.4%
	Noninterest Revenues/Total Revenues	37.6%	36.8%	37.4%	-	0.8%	-	0.2%
	Operating Noninterest Revenues/Operating Revenues (FTE)[1]	36.2%	36.8%	37.2%	-	(0.6%)	-	(1.0%)

Net Interest Income and Margin	Net Interest Income	$139,144	$134,712	$124,748	$4,432	3.3%	$14,396	11.5%
	Net Interest Margin	3.46%	3.43%	3.27%	-	0.03%	-	0.19%
	Net Interest Margin (FTE)[1]	3.49%	3.45%	3.30%	-	0.04%	-	0.19%

Balance Sheet and Funding	Total Ending Loans	$11,282,824	$11,131,184	$10,519,117	$151,640	1.4%	$763,707	7.3%
	Total Ending Deposits	14,710,409	14,870,122	13,701,768	(159,713)	(1.1%)	1,008,641	7.4%
	Cost of Total Deposits	1.07%	1.10%	1.19%	-	(0.03%)	-	(0.12%)
	Cost of Funds	1.18%	1.20%	1.32%	-	(0.02%)	-	(0.14%)

Risk Metrics	Annualized Loan Net Charge-Offs	0.12%	0.11%	0.20%	-	0.01%	-	(0.08%)
	Tier 1 Leverage Ratio	9.26%	9.20%	9.42%	-	0.06%	-	(0.16%)
	Loan-to-deposit ratio	76.7%	74.9%	76.8%	-	1.8%	-	(0.1%)
	Non-owner occupied and multifamily commercial real estate (“CRE”) / total bank-level regulatory capital	201%	194%	184%	-	7%	-	17%

1 Non-GAAP Measure. For more information on Non-GAAP measures, refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

Second Quarter 2026 Business Segment Results[2]					Quarter-over-Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands		2nd Qtr 2026	1st Qtr 2026	2nd Qtr 2025	$	%	$	%
Banking and Corporate	Net interest income	$137,899	$133,550	$123,973	$4,349	3.3%	$13,926	11.2%
	Provision for credit losses	4,607	5,636	4,117	(1,029)	(18.3%)	490	11.9%
	Segment noninterest revenues	21,529	21,979	19,949	(450)	(2.0%)	1,580	7.9%
	Other segment expenses	93,133	90,282	85,313	2,851	3.2%	7,820	9.2%
	Adjusted income before income taxes	$61,688	$59,611	$54,492	$2,077	3.5%	$7,196	13.2%
	Adjusted return on assets[3]	1.43%	1.41%	1.34%	-	0.02%	-	0.09%
	Adjusted return on equity[3]	14.58%	14.49%	14.20%	-	0.09%	-	0.38%
	Adjusted return on tangible equity[1,3]	25.79%	26.01%	25.95%	-	(0.22%)	-	(0.16%)

Employee Benefit Services	Segment revenues	$36,361	$36,311	$33,892	$50	0.1%	$2,469	7.3%
	Segment expenses	22,520	21,984	21,981	536	2.4%	539	2.5%
	Adjusted income before income taxes	$13,841	$14,327	$11,911	($486)	(3.4%)	$1,930	16.2%
	Adjusted return on assets[3]	24.90%	23.25%	20.46%	-	1.65%	-	4.44%
	Adjusted return on equity[3]	28.38%	26.73%	22.80%	-	1.65%	-	5.58%
	Adjusted return on tangible equity[1,3]	61.43%	52.45%	47.63%	-	8.98%	-	13.80%

Insurance Services	Segment revenues	$12,811	$12,331	$13,464	$480	3.9%	($653)	(4.8%)
	Segment expenses	10,806	10,482	11,217	324	3.1%	(411)	(3.7%)
	Adjusted income before income taxes	$2,005	$1,849	$2,247	$156	8.4%	($242)	(10.8%)
	Adjusted return on assets[3]	7.58%	6.88%	13.40%	-	0.70%	-	(5.82%)
	Adjusted return on equity[3]	8.74%	8.05%	16.76%	-	0.69%	-	(8.02%)
	Adjusted return on tangible equity[1,3]	18.90%	16.92%	96.97%	-	1.98%	-	(78.07%)

Wealth Management Services	Segment revenues	$11,217	$11,063	$9,219	$154	1.4%	$1,998	21.7%
	Segment expenses	7,775	7,156	6,870	619	8.7%	905	13.2%
	Adjusted income before income taxes	$3,442	$3,907	$2,349	($465)	(11.9%)	$1,093	46.5%
	Adjusted return on assets[3]	15.09%	37.18%	24.67%	-	(22.09%)	-	(9.58%)
	Adjusted return on equity[3]	28.88%	42.07%	27.60%	-	(13.19%)	-	1.28%
	Adjusted return on tangible equity[1,3]	33.96%	48.24%	31.38%	-	(14.28%)	-	2.58%

1 Non-GAAP Measure. For more information on Non-GAAP measures, refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

2Refer to the “Summary of Financial Data (unaudited)” tables below for reconciliations of the reported measure of segment profit (adjusted income before income taxes) results to Company results and calculations of the segment adjusted return metrics. The reported measure of segment profit, the reported segment assets and the reported segment equity that are used in the calculations of the segment adjusted return metrics are presented in conformity with ASC 280: Segment Reporting and follow the methodology disclosed in the Company’s 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2026.

3The segment adjusted return metrics are reported on a pre-tax basis.

Results of Operations

The Company reported second quarter 2026 net income of $61.3 million, or $1.16 per share. This compares to net income of $51.3 million, or $0.97 per share, for the second quarter of 2025. The $0.19 increase in earnings per share was primarily driven by increases in net interest income and noninterest revenues, partially offset by increases in the provision for credit losses, noninterest expenses and income taxes. Comparatively, the Company’s earnings per share increased $0.08 from $1.08 per share for the linked first quarter of 2026, primarily due to increases in net interest income and noninterest revenues and a decrease in the provision for credit losses, partially offset by increases in noninterest expenses and income taxes.

Net Interest Income and Net Interest Margin

The Company’s record quarterly net interest income reflected diminishing funding cost pressures and organic loan growth, supporting continued margin expansion.

•	Net interest income in the second quarter of 2026 was $139.1 million, up $14.4 million, or 11.5%, compared to the second quarter of 2025, and up $4.4 million, or 3.3%, from the first quarter of 2026.
•	Net interest margin for the second quarter of 3.46% and fully tax-equivalent net interest margin, a non-GAAP measure, of 3.49%, both increased 19 basis points from the second quarter of 2025. These increases were primarily the result of a lower cost of interest-bearing liabilities and a higher yield on interest-earning assets.
•	The yield on interest-earning assets increased 5 basis points to 4.61% over the prior year’s second quarter primarily driven by higher loan yields.
•	The cost of interest-bearing liabilities decreased 18 basis points from 1.74% in the second quarter of 2025 to 1.56% in the second quarter of 2026, driven by a 15 basis point decrease in the average interest-bearing deposit rate.
•	On a linked quarter basis, net interest margin and fully tax-equivalent net interest margin, a non-GAAP measure, increased by 3 basis points and 4 basis points, respectively. The yield on interest-earning assets increased 1 basis point, while the cost of funds decreased 2 basis points. This included a 3 basis point decrease in the cost of interest-bearing liabilities driven by a 3 basis point decrease in the average interest-bearing deposit rate to 1.44%. Excluding the impact of the semiannual Federal Reserve Bank dividend recorded in the second quarter of 2026, the yield on interest-earning assets decreased 1 basis point compared to the linked first quarter.

Noninterest Revenues

The Company’s noninterest revenue streams generated 38% of total revenues in the second quarter.

•	Banking noninterest revenues, comprised of deposit service and other banking fees and mortgage banking revenues, totaled $21.3 million for the second quarter of 2026, an increase of $1.2 million, or 6.1%, from the second quarter of 2025 and a decrease of $0.5 million, or 2.4%, from the first quarter of 2026. The increase from the second quarter of 2025 was primarily comprised of higher debit interchange and ATM fees. The decrease from the linked first quarter reflected lower customer interest rate swap fee revenues.
•	Employee benefit services revenues for the second quarter of 2026 were $34.9 million, an increase of $2.5 million, or 7.7%, in comparison to the second quarter of 2025 and an increase of $0.3 million, or 0.9%, from the first quarter of 2026. The increase from the prior year’s second quarter was largely driven by revenue growth in the recordkeeping and third-party administration services business line due in part to higher average market values of assets under administration.
•	Insurance services revenues for the second quarter of 2026 were $13.2 million, which represents a $0.2 million, or 1.4%, decrease versus the prior year’s second quarter and a $0.6 million, or 4.8%, increase from the first quarter of 2026. The increase from the linked first quarter was due to changes in the timing of collections of contingent commission revenues. The decrease from the second quarter of 2025 was predominantly due to a softer insurance market and lower organic growth.
•	Wealth management services revenues for the second quarter of 2026 totaled $10.4 million, an increase of $1.7 million, or 19.8%, from the second quarter of 2025 and an increase of $0.1 million, or 0.7%, from the first quarter of 2026. The increase from the second quarter of 2025 was reflective of revenue growth from the acquisition of ClearPoint Federal Bank & Trust (“ClearPoint”) and higher average market values of assets under management.
•	The Company recognized a $4.7 million gain on equity securities during the second quarter of 2026 which included a $3.3 million gain associated with the sale of a limited partnership investment and a $0.9 million gain associated with the conversion of certain Visa Class B shares to Visa Class C shares.

4

Noninterest Expenses and Income Taxes

The Company continues to focus on managing expenses consistent with its organic growth strategies and scale objectives, while evaluating efficiency opportunities and the enhancement of operating leverage in all lines of business.

•	The Company recorded $137.7 million in total noninterest expenses in the second quarter of 2026, compared to $129.1 million of total noninterest expenses in the prior year’s second quarter. The $8.6 million, or 6.7% increase between the periods was primarily driven by higher salaries and employee benefits expenses, data processing and communications expenses and occupancy and equipment expenses.
•	Salaries and employee benefits expenses increased $3.4 million, or 4.3%, from the second quarter of 2025, primarily due to incremental costs associated with acquisitions and de novo bank branches opened between the periods, along with the impact of annual merit-based increases.
•	Data processing and communications expenses increased $3.0 million, or 17.9%, from the second quarter of 2025 reflective of the Company’s continued investment in customer-facing and back-office technologies, including artificial intelligence applications and other workflow efficiency initiatives. The increase also included a one-time $0.6 million early termination charge related to a debit card processing platform conversion.

•	Occupancy and equipment expenses increased $2.4 million, or 20.9%, from the prior year’s second quarter, driven by incremental costs associated with the opening of de novo bank branches and regional headquarters and the Santander Bank, N.A. (“Santander”) branch acquisition.
•	The effective tax rate for the second quarter of 2026 was 24.1%, an increase from 22.3% in the second quarter of 2025 and an increase from 23.3% in the first quarter of 2026. The increase from the second quarter of 2025 was primarily due to an increase in certain state income taxes while the increase from the first quarter of 2026 reflected a decrease in tax benefits related to stock-based compensation activity.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remain strong, demonstrating the effectiveness of its proactive asset and liability management and prudent financial planning.

•	The Company’s total assets were $17.76 billion at June 30, 2026, representing a $1.10 billion, or 6.6%, increase from one year prior and an $18.9 million, or 0.1%, increase from the end of the first quarter of 2026. The increase in the Company’s total assets from one year prior was primarily driven by organic loan growth, the Santander branch acquisition and the ClearPoint acquisition.
•	At June 30, 2026, the Company’s readily available sources of liquidity totaled $6.74 billion, including unrestricted cash and cash equivalents balances of $243.4 million, unpledged investment securities totaling $2.17 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.46 billion and $2.87 billion of funding availability at the Federal Reserve Bank’s discount window.
•	The Company’s readily available sources of liquidity represent 239% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits, at June 30, 2026.
•	Estimated insured deposits, net of collateralized and intercompany deposits, represent 81% of total ending deposits at June 30, 2026.

Deposits and Funding

The Company continues to leverage its strong core deposit base, characterized by low funding costs, to support its financial operations.

•	Ending deposits at June 30, 2026 of $14.71 billion were $159.7 million, or 1.1%, lower than the end of the first quarter of 2026 and were $1.01 billion, or 7.4%, higher than one year prior. The decrease from March 31, 2026 was primarily due to seasonal outflows of governmental deposit balances while the increase from one year prior was primarily driven by growth in consumer and business deposit balances, including the $543.7 million of deposits assumed in the Santander branch acquisition and the $120.1 million of deposits assumed in the ClearPoint acquisition.
•	Ending borrowings of $764.1 million at June 30, 2026, which included $425.6 million of fixed rate Federal Home Loan Bank of New York term borrowings, $172.8 million of overnight borrowings, $157.6 million of customer repurchase agreements and $8.1 million of finance lease liabilities, increased $116.8 million, or 18.0%, from the end of the first quarter of 2026 and decreased $130.4 million, or 14.6%, from one year prior. The increase from the end of the linked first quarter primarily reflected an increase in overnight borrowings while the decrease from one year prior primarily reflected a decrease in fixed-rate term borrowings.
•	The Company’s average cost of funds of 1.18% decreased 14 basis points from the second quarter of 2025 and decreased 2 basis points from the first quarter of 2026. The decreases between both periods reflected lower average deposit costs and a lower proportion of funding from higher rate borrowings.
•	The quarterly average cost of total deposits of 1.07% remains comparatively low relative to the industry and decreased 12 basis points from the second quarter of 2025 and 3 basis points from the linked first quarter of 2026.
•	66% of the Company’s total deposits were in no- and relatively low-rate checking and savings accounts at the end of the second quarter of 2026. Time deposit accounts represented 14% of the Company’s total deposits at the end of the second quarter of 2026, a decrease of 1 percentage point from June 30, 2025 and consistent with the end of the linked first quarter.

5

Loans and Credit Quality

The Company’s predominantly footprint-based loan portfolio is well diversified, with credit performance remaining a central priority. The Company’s asset quality metrics, including net charge-offs and delinquent and nonperforming (nonaccrual loans and accruing loans 90 days or more past due) loan levels, remain strong compared to the banking industry, reflecting the Company’s robust risk management practices and disciplined credit quality standards.

•	Ending loans at June 30, 2026 totaled $11.28 billion, an increase of $151.6 million, or 1.4%, compared to March 31, 2026 and an increase of $763.7 million, or 7.3%, compared to one year prior. The increase from one year prior primarily reflected organic growth in the overall business and consumer lending portfolios while the increase from the end of the linked first quarter primarily reflected organic growth in the business lending portfolio. The Company’s non-owner occupied and multifamily CRE exposure remains diverse both geographically and by property type, and relatively low at 16% of total assets, 25% of total loans and 201% of total bank-level regulatory capital.
•	At June 30, 2026, the Company’s allowance for credit losses totaled $91.7 million, or 0.81% of total loans outstanding, compared to $90.2 million, or 0.81% of total loans outstanding, at March 31, 2026, and $81.9 million, or 0.78% of total loans outstanding, at June 30, 2025. The increases were driven by a net reserve build in the business lending portfolio reflective of organic CRE loan growth.
•	The Company recorded a $4.6 million provision for credit losses during the second quarter of 2026 compared to $5.6 million in the linked first quarter and $4.1 million in the prior year’s second quarter, reflective of organic loan growth and stable credit quality metrics.
•	The Company recorded net charge-offs of $3.3 million, or an annualized 0.12% of average loans, in the second quarter of 2026 compared to net charge-offs of $5.1 million, or an annualized 0.20% of average loans, in the second quarter of 2025 and net charge-offs of $3.0 million, or an annualized 0.11% of average loans, in the first quarter of 2026.

•	Total delinquent loans, consisting of loans 30 or more days past due and nonaccrual loans, as a percentage of total loans outstanding was 1.04% at the end of the second quarter of 2026. This compares to 1.12% at March 31, 2026 and 1.01% at June 30, 2025.
•	At June 30, 2026, nonperforming loans were $56.8 million, or 0.50% of total loans outstanding compared to $53.7 million, or 0.48% of total loans outstanding at March 31, 2026, and $53.3 million, or 0.51% of total loans outstanding one year earlier.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its diversified streams of income and prudent dividend practices, have allowed it to build and maintain a strong capital position. At June 30, 2026, all of the regulatory capital ratios of the Company and Community Bank, N.A. (“CBNA”) significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $2.07 billion at June 30, 2026 was $189.7 million, or 10.1%, higher than one year ago, primarily due to a $129.1 million increase in retained earnings and a $61.0 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Shareholders’ equity increased $48.8 million, or 2.4%, from March 31, 2026, primarily driven by a $36.6 million increase in retained earnings and an $8.2 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio.
•	The Company’s shareholders’ equity to assets ratio was 11.67% at June 30, 2026, an increase from 11.30% at June 30, 2025 and 11.41% at March 31, 2026.
•	The Company’s tier 1 leverage ratio of 9.26% at June 30, 2026 remained substantially above the regulatory well-capitalized standard of 5.0% and decreased 16 basis points from one year earlier and increased 6 basis points from March 31, 2026. The decrease in the Company’s tier 1 leverage ratio from one year prior was primarily due to the intangible assets added as part of the Santander branch and ClearPoint acquisitions, as well as the impact of $26.5 million of common stock repurchases over the past twelve months.
•	The Company’s tangible equity to tangible assets ratio (non-GAAP) was 6.86% at June 30, 2026, up from 6.51% a year earlier and 6.68% at March 31, 2026. Tangible equity (non-GAAP) increased $125.9 million, or 12.2%, from one year prior due to the aforementioned increase in retained earnings and decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Tangible assets (non-GAAP) increased $1.03 billion, or 6.5%, from the prior year due primarily to organic loan growth and the Santander branch and ClearPoint acquisitions.

6

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of the Company’s commitment to provide consistent and favorable long-term returns to its shareholders, and it reflects the continued strength of the Company’s long-term operating results and capital position, and management’s confidence in the future performance of the Company. The $0.02 increase in the quarterly dividend declared in the third quarter of 2026 marked the 34th consecutive year of dividend increases for the Company.

•	During the second quarter of 2026, the Company declared a quarterly cash dividend of $0.47 per share on its common stock, up 2.2% from the $0.46 dividend declared in the second quarter of 2025.
•	On July 22, 2026, the Company announced a $0.02, or 4.3%, increase in the quarterly dividend to $0.49 per share on its common stock, payable on October 13, 2026 to shareholders of record as of September 15, 2026, representing an annualized yield of 2.9% based upon on the $66.59 closing price of the Company’s stock on July 27, 2026. This increase marked the 34th consecutive year of dividend increases for the Company and is supported by the strong earnings growth the Company has generated in recent quarters.
•	In December 2025, the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.63 million shares, or 5.0% of the Company’s common stock outstanding during the twelve-month period starting January 1, 2026. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. There were 258,471 shares repurchased pursuant to the 2026 stock repurchase program during the first six months of 2026, including 8,471 shares repurchased during the second quarter of 2026.

Wealth Management Services Expansion with Acquisition of ClearPoint Federal Bank & Trust

On June 1, 2026, the Company announced that CBNA completed its acquisition of ClearPoint, a national leader in trust administration for the approximately $20 billion death care industry, with over $1.5 billion of assets under management and a historical 3-year revenue CAGR of 9.7%. Total consideration was $39.0 million in cash, subject to potential post-closing purchase price adjustments. Net assets acquired included $3.1 million of core deposit intangibles, $8.1 million of other intangibles and the Company recorded $10.4 million of goodwill in conjunction with the acquisition. The transaction significantly expands the revenue and offerings of Nottingham Financial Group, the Company’s wealth management services business, and contributes to the Company’s strategic capital deployment into durable, recurring and growing income streams. The new business operates as ClearPoint Trust, a division of CBNA.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating” and “tangible” basis. Results on an “operating” basis exclude the after-tax effects of acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, gain (loss) on equity securities and amortization of intangible assets. Results on a “tangible” basis exclude goodwill and intangible asset balances, net of accumulated amortization and applicable deferred tax amounts. The Company also provides supplemental ratio reporting at the segment level, which includes adjusted return on tangible equity. Adjusted return on tangible equity represents annualized adjusted income before income taxes applicable to each segment as a percentage of average tangible equity for each respective segment. In addition, the Company provides supplemental reporting for “operating pre-tax, pre-provision net revenues,” which subtracts the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, gain (loss) on equity securities and amortization of intangible assets from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions. The Company also provides supplemental reporting of its net interest income and net interest margin on a fully tax-equivalent (“FTE”) basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although FTE net interest income and net interest margin are non-GAAP measures, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release.

7

Conference Call Scheduled

Company management will host a conference call at 11:00 a.m. (ET) today, July 28, 2026, to discuss the second quarter 2026 results. The conference call can be accessed via webcast at https://app.webinar.net/b0yzqVAwxjN or via dial-in at 1-833-630-0464 (United States) or 1-412-317-1809 (International).

This earnings release is also available within the ”News” section of the Company's investor relations website at https://ir.cfsi.com/news/. A replay of the earnings call webcast will also be available on this site for at least one year.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $17 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, Western Massachusetts and Southern New Hampshire. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 68 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://ir.cfsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, tariffs and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://ir.cfsi.com and on the SEC’s website at https://sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended		Year-to-Date
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Earnings
Loan income	$157,530	$146,534	$311,908	$289,438
Investment income	26,822	26,344	52,431	51,087
Total interest income	184,352	172,878	364,339	340,525
Interest expense	45,208	48,130	90,483	95,565
Net interest income	139,144	124,748	273,856	244,960
Provision for credit losses	4,607	4,117	10,243	10,807
Net interest income after provision for credit losses	134,537	120,631	263,613	234,153
Deposit service and other banking fees	20,098	19,086	40,809	37,194
Mortgage banking	1,191	972	2,291	1,970
Employee benefit services	34,877	32,380	69,449	65,002
Insurance services	13,195	13,388	25,781	27,589
Wealth management services	10,403	8,683	20,735	18,545
Gain (loss) on equity securities	4,710	(1)	4,309	244
Loss from equity method investments	(463)	0	(789)	0
Total noninterest revenues	84,011	74,508	162,585	150,544
Salaries and employee benefits	82,431	79,021	162,753	155,463
Data processing and communications	19,686	16,699	37,557	32,821
Occupancy and equipment	13,885	11,486	28,767	24,184
Business development and marketing	2,556	4,001	5,091	7,131
Legal and professional fees	4,314	4,368	9,384	9,217
Amortization of intangible assets	4,408	3,369	8,654	6,851
Other	10,453	10,158	18,563	18,725
Total noninterest expenses	137,733	129,102	270,769	254,392
Income before income taxes	80,815	66,037	155,429	130,305
Income taxes	19,481	14,706	36,877	29,360
Net income	$61,334	$51,331	$118,552	$100,945
Basic earnings per share	$1.16	$0.97	$2.25	$1.91
Diluted earnings per share	$1.16	$0.97	$2.24	$1.90

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026		2025
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Earnings
Loan income	$157,530	$154,378	$154,768	$152,509	$146,534
Investment income	26,822	25,609	26,699	24,774	26,344
Total interest income	184,352	179,987	181,467	177,283	172,878
Interest expense	45,208	45,275	48,042	49,118	48,130
Net interest income	139,144	134,712	133,425	128,165	124,748
Provision for credit losses	4,607	5,636	4,979	5,564	4,117
Net interest income after provision for credit losses	134,537	129,076	128,446	122,601	120,631
Deposit service and other banking fees	20,098	20,711	23,209	19,980	19,086
Mortgage banking	1,191	1,100	385	1,180	972
Employee benefit services	34,877	34,572	36,564	34,408	32,380
Insurance services	13,195	12,586	12,684	14,137	13,388
Wealth management services	10,403	10,332	9,574	8,946	8,683
Gain (loss) on equity securities	4,710	(401)	(105)	236	(1)
Loss from equity method investments	(463)	(326)	(285)	0	0
Total noninterest revenues	84,011	78,574	82,026	78,887	74,508
Salaries and employee benefits	82,431	80,322	81,920	76,532	79,021
Data processing and communications	19,686	17,871	18,221	19,119	16,699
Occupancy and equipment	13,885	14,882	12,646	11,419	11,486
Business development and marketing	2,556	2,535	3,419	4,585	4,001
Legal and professional fees	4,314	5,070	4,212	4,469	4,368
Amortization of intangible assets	4,408	4,246	3,737	3,258	3,369
Other	10,453	8,110	14,397	8,937	10,158
Total noninterest expenses	137,733	133,036	138,552	128,319	129,102
Income before income taxes	80,815	74,614	71,920	73,169	66,037
Income taxes	19,481	17,396	17,498	18,081	14,706
Net income	$61,334	$57,218	$54,422	$55,088	$51,331
Basic earnings per share	$1.16	$1.08	$1.03	$1.04	$0.97
Diluted earnings per share	$1.16	$1.08	$1.03	$1.04	$0.97
Profitability (GAAP)
Return on assets (GAAP)	1.40%	1.33%	1.26%	1.30%	1.24%
Return on equity (GAAP)	12.10%	11.51%	11.04%	11.62%	11.21%
Noninterest revenues/total revenues (GAAP)	37.6%	36.8%	38.1%	38.1%	37.4%
Efficiency ratio (GAAP)	61.7%	62.4%	64.3%	62.0%	64.8%
Profitability (non-GAAP)
Operating return on assets (non-GAAP)	1.40%	1.42%	1.38%	1.38%	1.34%
Operating return on equity (non-GAAP)	12.13%	12.30%	12.08%	12.25%	12.10%
Return on tangible equity (non-GAAP)	22.91%	21.96%	20.88%	22.27%	22.09%
Operating return on tangible equity (non-GAAP)	21.76%	22.19%	21.70%	22.43%	22.63%
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	36.2%	36.8%	37.9%	37.9%	37.2%
Operating efficiency ratio (non-GAAP)	60.6%	59.8%	61.0%	59.9%	62.0%

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026		2025
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Components of Net Interest Margin (FTE)
Loan yield	5.66%	5.68%	5.68%	5.68%	5.63%
Cash equivalents yield	3.60%	3.61%	3.84%	3.92%	4.33%
Investment yield	2.17%	2.10%	2.14%	2.12%	2.17%
Earning asset yield	4.61%	4.60%	4.60%	4.59%	4.56%
Interest-bearing deposit rate	1.44%	1.47%	1.55%	1.59%	1.59%
Borrowing rate	3.63%	3.55%	3.57%	3.82%	3.56%
Cost of all interest-bearing funds	1.56%	1.59%	1.68%	1.76%	1.74%
Cost of total deposits	1.07%	1.10%	1.15%	1.17%	1.19%
Cost of funds (includes noninterest-bearing deposits)	1.18%	1.20%	1.27%	1.33%	1.32%
Net interest margin	3.46%	3.43%	3.37%	3.30%	3.27%
Net interest margin (FTE) (non-GAAP)	3.49%	3.45%	3.39%	3.33%	3.30%
Fully tax-equivalent adjustment (non-GAAP)	$893	$850	$875	$880	$884
Average Balances
Loans	$11,177,112	$11,029,905	$10,819,267	$10,664,241	$10,455,637
Cash equivalents	221,063	230,593	223,700	46,550	159,688
Taxable investment securities	4,294,350	4,272,245	4,266,451	4,268,660	4,256,943
Nontaxable investment securities	420,288	407,433	411,771	413,663	417,323
Total interest-earning assets	16,112,813	15,940,176	15,721,189	15,393,114	15,289,591
Total assets	17,621,066	17,468,804	17,179,984	16,755,095	16,590,741
Interest checking, savings and money market deposits	8,857,654	8,685,727	8,470,840	8,086,979	8,094,208
Time deposits	2,102,360	2,185,114	2,138,368	2,088,861	2,125,683
Customer repurchase agreements	190,610	214,361	220,670	187,845	240,817
Overnight borrowings	15,709	9,406	37,554	151,495	16,408
FHLB and other borrowings	437,956	450,643	462,991	531,979	587,523
Total interest-bearing liabilities	11,604,289	11,545,251	11,330,423	11,047,159	11,064,639
Noninterest-bearing deposits	3,799,141	3,703,510	3,702,200	3,640,964	3,522,734
Shareholders' equity	2,032,654	2,016,141	1,955,306	1,881,116	1,836,965

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026		2025
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance Sheet Data
Cash and cash equivalents	$258,174	$572,173	$301,755	$245,247	$237,248
Investment securities:
Available-for-sale	2,957,963	2,848,132	2,875,341	2,859,312	2,832,370
Held-to-maturity	1,478,386	1,460,750	1,454,166	1,442,308	1,430,991
Equity and other	87,857	81,717	77,252	78,944	86,709
Total investment securities	4,524,206	4,390,599	4,406,759	4,380,564	4,350,070
Loans:
Business lending	5,040,619	4,883,451	4,733,867	4,663,878	4,541,192
Consumer mortgage	3,629,301	3,619,067	3,617,186	3,544,277	3,523,025
Consumer indirect	1,871,343	1,894,011	1,859,354	1,834,766	1,767,213
Home equity	539,174	534,439	533,755	510,933	494,183
Consumer direct	202,387	200,216	205,595	196,408	193,504
Total loans	11,282,824	11,131,184	10,949,757	10,750,262	10,519,117
Allowance for credit losses	91,696	90,193	87,921	84,944	81,851
Goodwill and intangible assets, net	963,694	943,314	942,716	899,967	898,381
Other assets	826,568	797,782	790,230	766,708	742,053
Total assets	17,763,770	17,744,859	17,303,296	16,957,804	16,665,018
Deposits:
Noninterest-bearing	3,872,611	3,732,720	3,683,442	3,686,772	3,588,602
Non-maturity interest-bearing	8,767,234	8,997,532	8,497,337	8,337,797	8,010,808
Time	2,070,564	2,139,870	2,206,306	2,032,281	2,102,358
Total deposits	14,710,409	14,870,122	14,387,085	14,056,850	13,701,768
Customer repurchase agreements	157,577	201,027	231,163	224,169	180,621
Other borrowings	606,520	446,319	458,770	539,180	713,839
Accrued interest and other liabilities	216,499	203,399	220,244	198,655	185,699
Total liabilities	15,691,005	15,720,867	15,297,262	15,018,854	14,781,927
Shareholders' equity	2,072,765	2,023,992	2,006,034	1,938,950	1,883,091
Total liabilities and shareholders' equity	17,763,770	17,744,859	17,303,296	16,957,804	16,665,018
Capital and Other
Shareholders’ equity/total assets (GAAP)	11.67%	11.41%	11.59%	11.43%	11.30%
Tangible equity/tangible assets (non-GAAP)	6.86%	6.68%	6.75%	6.73%	6.51%
Tier 1 leverage ratio	9.26%	9.20%	9.21%	9.46%	9.42%
Loan-to-deposit ratio	76.7%	74.9%	76.1%	76.5%	76.8%
Diluted weighted average common shares outstanding	52,915	52,967	52,959	53,036	53,117
Period end common shares outstanding	52,598	52,537	52,682	52,662	52,869
Cash dividends declared per common share	$0.47	$0.47	$0.47	$0.47	$0.46
Book value (GAAP)	$39.41	$38.53	$38.08	$36.82	$35.62
Tangible book value (non-GAAP)	$21.96	$21.40	$21.02	$20.57	$19.46
Common stock price at quarter-end	$67.12	$58.65	$57.44	$58.64	$56.87

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026		2025
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Asset Quality
Nonaccrual loans	$49,690	$47,103	$49,509	$49,327	$45,808
Accruing loans 90+ days delinquent	7,112	6,595	6,948	6,730	7,519
Total nonperforming loans	56,802	53,698	56,457	56,057	53,327
Other real estate owned	7,699	8,134	8,209	7,851	7,954
Total nonperforming assets	64,501	61,832	64,666	63,908	61,281
Net charge-offs	3,297	2,972	2,328	2,471	5,114
Allowance for credit losses/loans outstanding	0.81%	0.81%	0.80%	0.79%	0.78%
Nonperforming loans/loans outstanding	0.50%	0.48%	0.52%	0.52%	0.51%
Allowance for credit losses/nonperforming loans	161%	168%	156%	152%	153%
Net charge-offs/average loans	0.12%	0.11%	0.09%	0.09%	0.20%
Delinquent loans/ending loans	1.04%	1.12%	1.10%	1.00%	1.01%
Provision for credit losses/net charge-offs	140%	190%	214%	225%	80%
Nonperforming assets/total assets	0.36%	0.35%	0.37%	0.38%	0.37%
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue (non-GAAP)
Net income (GAAP)	$61,334	$57,218	$54,422	$55,088	$51,331
Income taxes	19,481	17,396	17,498	18,081	14,706
Income before income taxes	80,815	74,614	71,920	73,169	66,037
Provision for credit losses	4,607	5,636	4,979	5,564	4,117
Pre-tax, pre-provision net revenue (non-GAAP)	85,422	80,250	76,899	78,733	70,154
Acquisition expenses	231	433	2,848	747	67
Acquisition-related contingent consideration adjustments	(103)	0	0	0	0
Restructuring expenses	0	0	(26)	0	1,525
Litigation accrual	335	0	0	0	0
(Gain) loss on equity securities	(4,710)	401	105	(236)	1
Amortization of intangible assets	4,408	4,246	3,737	3,258	3,369
Operating pre-tax, pre-provision net revenue (non-GAAP)	$85,583	$85,330	$83,563	$82,502	$75,116

Operating pre-tax, pre-provision net revenue per share (non-GAAP)
Diluted earnings per share (GAAP)	$1.16	$1.08	$1.03	$1.04	$0.97
Income taxes	0.37	0.33	0.33	0.34	0.27
Income before income taxes	1.53	1.41	1.36	1.38	1.24
Provision for credit losses	0.09	0.11	0.10	0.11	0.08
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.62	1.52	1.46	1.49	1.32
Acquisition expenses	0.00	0.01	0.05	0.01	0.00
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Restructuring expenses	0.00	0.00	0.00	0.00	0.03
Litigation accrual	0.01	0.00	0.00	0.00	0.00
(Gain) loss on equity securities	(0.09)	0.00	0.00	0.00	0.00
Amortization of intangible assets	0.08	0.08	0.07	0.06	0.06
Operating pre-tax, pre-provision net revenue per share (non-GAAP)	$1.62	$1.61	$1.58	$1.56	$1.41

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026		2025
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating net income (non-GAAP)
Net income (GAAP)	$61,334	$57,218	$54,422	$55,088	$51,331
Acquisition expenses	231	433	2,848	747	67
Tax effect of acquisition expenses	(53)	(99)	(658)	(155)	(12)
Subtotal (non-GAAP)	61,512	57,552	56,612	55,680	51,386
Acquisition-related contingent consideration adjustments	(103)	0	0	0	0
Tax effect of acquisition-related contingent consideration adjustments	24	0	0	0	0
Subtotal (non-GAAP)	61,433	57,552	56,612	55,680	51,386
Restructuring expenses	0	0	(26)	0	1,525
Tax effect of restructuring expenses	0	0	6	0	(274)
Subtotal (non-GAAP)	61,433	57,552	56,592	55,680	52,637
Litigation accrual	335	0	0	0	0
Tax effect of litigation accrual	(78)	0	0	0	0
Subtotal (non-GAAP)	61,690	57,552	56,592	55,680	52,637
(Gain) loss on equity securities	(4,710)	401	105	(236)	1
Tax effect of (gain) loss on equity securities	1,090	(91)	(24)	49	0
Subtotal (non-GAAP)	58,070	57,862	56,673	55,493	52,638
Amortization of intangible assets	4,408	4,246	3,737	3,258	3,369
Tax effect of amortization of intangible assets	(1,020)	(967)	(863)	(677)	(605)
Operating net income (non-GAAP)	$61,458	$61,141	$59,547	$58,074	$55,402

Operating diluted earnings per share (non-GAAP)
Diluted earnings per share (GAAP)	$1.16	$1.08	$1.03	$1.04	$0.97
Acquisition expenses	0.00	0.01	0.05	0.01	0.00
Tax effect of acquisition expenses	0.00	0.00	(0.01)	0.00	0.00
Subtotal (non-GAAP)	1.16	1.09	1.07	1.05	0.97
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.16	1.09	1.07	1.05	0.97
Restructuring expenses	0.00	0.00	0.00	0.00	0.03
Tax effect of restructuring expenses	0.00	0.00	0.00	0.00	(0.01)
Subtotal (non-GAAP)	1.16	1.09	1.07	1.05	0.99
Litigation accrual	0.01	0.00	0.00	0.00	0.00
Tax effect of litigation accrual	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.17	1.09	1.07	1.05	0.99
(Gain) loss on equity securities	(0.09)	0.00	0.00	0.00	0.00
Tax effect of (gain) loss on equity securities	0.02	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.10	1.09	1.07	1.05	0.99
Amortization of intangible assets	0.08	0.08	0.07	0.06	0.06
Tax effect of amortization of intangible assets	(0.02)	(0.02)	(0.02)	(0.02)	(0.01)
Operating diluted earnings per share (non-GAAP)	$1.16	$1.15	$1.12	$1.09	$1.04

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026 2025		2025
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Return on assets
Net income (GAAP)	$61,334	$57,218	$54,422	$55,088	$51,331
Average total assets	17,621,066	17,468,804	17,179,984	16,755,095	16,590,741
Return on assets (GAAP)	1.40%	1.33%	1.26%	1.30%	1.24%

Operating return on assets (non-GAAP)
Operating net income (non-GAAP)	$61,458	$61,141	$59,547	$58,074	$55,402
Average total assets	17,621,066	17,468,804	17,179,984	16,755,095	16,590,741
Operating return on assets (non-GAAP)	1.40%	1.42%	1.38%	1.38%	1.34%

Return on equity
Net income (GAAP)	$61,334	$57,218	$54,422	$55,088	$51,331
Average total equity	2,032,654	2,016,141	1,955,306	1,881,116	1,836,965
Return on equity (GAAP)	12.10%	11.51%	11.04%	11.62%	11.21%

Operating return on equity (non-GAAP)
Operating net income (non-GAAP)	$61,458	$61,141	$59,547	$58,074	$55,402
Average total equity	2,032,654	2,016,141	1,955,306	1,881,116	1,836,965
Operating return on equity (non-GAAP)	12.13%	12.30%	12.08%	12.25%	12.10%

Net interest margin
Net interest income	$139,144	$134,712	$133,425	$128,165	$124,748
Total average interest-earning assets	16,112,813	15,940,176	15,721,189	15,393,114	15,289,591
Net interest margin	3.46%	3.43%	3.37%	3.30%	3.27%

Net interest margin (FTE) (non-GAAP)
Net interest income	$139,144	$134,712	$133,425	$128,165	$124,748
Fully tax-equivalent adjustment (non-GAAP)	893	850	875	880	884
Fully tax-equivalent net interest income (non-GAAP)	140,037	135,562	134,300	129,045	125,632
Total average interest-earning assets	16,112,813	15,940,176	15,721,189	15,393,114	15,289,591
Net interest margin (FTE) (non-GAAP)	3.49%	3.45%	3.39%	3.33%	3.30%

Operating noninterest revenues (non-GAAP)
Noninterest revenues (GAAP)	$84,011	$78,574	$82,026	$78,887	$74,508
(Gain) loss on equity securities	(4,710)	401	105	(236)	1
Total operating noninterest revenues (non-GAAP)	$79,301	$78,975	$82,131	$78,651	$74,509

Operating noninterest expenses (non-GAAP)
Noninterest expenses (GAAP)	$137,733	$133,036	$138,552	$128,319	$129,102
Acquisition expenses	(231)	(433)	(2,848)	(747)	(67)
Acquisition-related contingent consideration adjustments	103	0	0	0	0
Restructuring expenses	0	0	26	0	(1,525)
Litigation accrual	(335)	0	0	0	0
Amortization of intangible assets	(4,408)	(4,246)	(3,737)	(3,258)	(3,369)
Total operating noninterest expenses (non-GAAP)	$132,862	$128,357	$131,993	$124,314	$124,141

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026		2025
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating revenues (non-GAAP)
Net interest income (GAAP)	$139,144	$134,712	$133,425	$128,165	$124,748
Noninterest revenues (GAAP)	84,011	78,574	82,026	78,887	74,508
Total revenues (GAAP)	223,155	213,286	215,451	207,052	199,256
(Gain) loss on equity securities	(4,710)	401	105	(236)	1
Total operating revenues (non-GAAP)	$218,445	$213,687	$215,556	$206,816	$199,257

Noninterest revenues/total revenues
Total noninterest revenues (GAAP) – numerator	$84,011	$78,574	$82,026	$78,887	$74,508
Total revenues (GAAP) – denominator	223,155	213,286	215,451	207,052	199,256
Noninterest revenues/total revenues (GAAP)	37.6%	36.8%	38.1%	38.1%	37.4%

Operating noninterest revenues/operating revenues (FTE) (non-GAAP)
Total operating noninterest revenues (non-GAAP) – numerator	$79,301	$78,975	$82,131	$78,651	$74,509
Total operating revenues (non-GAAP)	218,445	213,687	215,556	206,816	199,257
Fully tax-equivalent adjustment (non-GAAP)	893	850	875	880	884
Total operating revenues (FTE) (non-GAAP) – denominator	219,338	214,537	216,431	207,696	200,141
Operating noninterest revenues/operating revenues (FTE) (non- GAAP)	36.2%	36.8%	37.9%	37.9%	37.2%

Efficiency ratio (GAAP)
Total noninterest expenses (GAAP) – numerator	$137,733	$133,036	$138,552	$128,319	$129,102
Total revenues (GAAP) – denominator	223,155	213,286	215,451	207,052	199,256
Efficiency ratio (GAAP)	61.7%	62.4%	64.3%	62.0%	64.8%

Operating efficiency ratio (non-GAAP)
Total operating noninterest expenses (non-GAAP) - numerator	$132,862	$128,357	$131,993	$124,314	$124,141
Total operating revenues (FTE) (non-GAAP) - denominator	219,338	214,537	216,431	207,696	200,141
Operating efficiency ratio (non-GAAP)	60.6%	59.8%	61.0%	59.9%	62.0%

Total tangible assets (non-GAAP)
Total assets (GAAP)	$17,763,770	$17,744,859	$17,303,296	$16,957,804	$16,665,018
Goodwill and intangible assets, net	(963,694)	(943,314)	(942,716)	(899,967)	(898,381)
Deferred taxes on goodwill and intangible assets, net	45,873	43,752	43,905	44,130	44,336
Total tangible assets (non-GAAP)	$16,845,949	$16,845,297	$16,404,485	$16,101,967	$15,810,973

Total tangible common equity (non-GAAP)
Shareholders' equity (GAAP)	$2,072,765	$2,023,992	$2,006,034	$1,938,950	$1,883,091
Goodwill and intangible assets, net	(963,694)	(943,314)	(942,716)	(899,967)	(898,381)
Deferred taxes on goodwill and intangible assets, net	45,873	43,752	43,905	44,130	44,336
Total tangible common equity (non-GAAP)	$1,154,944	$1,124,430	$1,107,223	$1,083,113	$1,029,046

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026		2025
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) – numerator	$2,072,765	$2,023,992	$2,006,034	$1,938,950	$1,883,091
Total assets (GAAP) – denominator	17,763,770	17,744,859	17,303,296	16,957,804	16,665,018
Shareholders’ equity-to-assets ratio at quarter end (GAAP)	11.67%	11.41%	11.59%	11.43%	11.30%

Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)
Total tangible common equity (non-GAAP) - numerator	$1,154,944	$1,124,430	$1,107,223	$1,083,113	$1,029,046
Total tangible assets (non-GAAP) - denominator	16,845,949	16,845,297	16,404,485	16,101,967	15,810,973
Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)	6.86%	6.68%	6.75%	6.73%	6.51%

Return on tangible equity (non-GAAP)
Net income (GAAP)	$61,334	$57,218	$54,422	$55,088	$51,331
Amortization of intangible assets, net of tax	3,388	3,279	2,874	2,581	2,764
Net income, excluding amortization of intangible assets (non-GAAP)	64,722	60,497	57,296	57,669	54,095
Average shareholders’ equity	2,032,654	2,016,141	1,955,306	1,881,116	1,836,965
Average goodwill and intangible assets, net	(944,432)	(942,701)	(910,627)	(897,943)	(899,416)
Average deferred taxes on goodwill and intangible assets, net	44,813	43,829	44,018	44,233	44,490
Average tangible common equity (non-GAAP)	1,133,035	1,117,269	1,088,697	1,027,406	982,039
Return on tangible equity (non-GAAP)	22.91%	21.96%	20.88%	22.27%	22.09%

Operating return on tangible equity (non-GAAP)
Operating net income (non-GAAP)	$61,458	$61,141	$59,547	$58,074	$55,402
Average tangible common equity (non-GAAP)	1,133,035	1,117,269	1,088,697	1,027,406	982,039
Operating return on tangible equity (non-GAAP)	21.76%	22.19%	21.70%	22.43%	22.63%

Book value (GAAP)
Total shareholders’ equity (GAAP) – numerator	$2,072,765	$2,023,992	$2,006,034	$1,938,950	$1,883,091
Period end common shares outstanding – denominator	52,598	52,537	52,682	52,662	52,869
Book value (GAAP)	$39.41	$38.53	$38.08	$36.82	$35.62

Tangible book value (non-GAAP)
Total tangible common equity (non-GAAP) – numerator	$1,154,944	$1,124,430	$1,107,223	$1,083,113	$1,029,046
Period end common shares outstanding – denominator	52,598	52,537	52,682	52,662	52,869
Tangible book value (non-GAAP)	$21.96	$21.40	$21.02	$20.57	$19.46

	2026		2025
	2nd Qtr	1st Qtr	2nd Qtr
Quarterly Segment Information Reconciliations
Reconciliation of total segment adjusted income before income taxes to total consolidated income before income taxes
Total segment adjusted income before income taxes	$80,976	$79,694	$70,999
Gain (loss) on equity securities	4,710	(401)	(1)
Amortization of intangible assets	(4,408)	(4,246)	(3,369)
Restructuring expenses	0	0	(1,525)
Litigation accrual	(335)	0	0
Acquisition-related contingent consideration adjustments	103	0	0
Acquisition expenses	(231)	(433)	(67)
Total consolidated income before income taxes	$80,815	$74,614	$66,037

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026		2025
	2nd Qtr	1st Qtr	2nd Qtr
Quarterly Segment Information Reconciliations
Reconciliation of average total segment assets to average total consolidated assets
Average total segment assets	$17,761,380	$17,593,896	$16,706,798
Elimination of intersegment cash and deposits	(140,314)	(125,092)	(116,057)
Average total consolidated assets	$17,621,066	$17,468,804	$16,590,741

Banking and Corporate
Adjusted return on assets
Adjusted income before income taxes	$61,688	$59,611	$54,492
Average segment assets	17,340,916	17,192,358	16,367,824
Adjusted return on assets	1.43%	1.41%	1.34%

Adjusted return on equity
Adjusted income before income taxes	$61,688	$59,611	$54,492
Average shareholders’ equity	1,697,155	1,667,914	1,539,499
Adjusted return on equity	14.58%	14.49%	14.20%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$61,688	$59,611	$54,492
Average shareholders’ equity	1,697,155	1,667,914	1,539,499
Average goodwill and intangible assets, net	(778,189)	(779,128)	(737,359)
Average deferred taxes on goodwill and intangible assets, net	40,487	40,533	40,281
Average tangible common equity (non-GAAP)	959,453	929,319	842,421
Adjusted return on tangible equity (non-GAAP)	25.79%	26.01%	25.95%

Employee Benefit Services
Adjusted return on assets
Adjusted income before income taxes	$13,841	$14,327	$11,911
Average segment assets	222,977	249,917	233,553
Adjusted return on assets	24.90%	23.25%	20.46%

Adjusted return on equity
Adjusted income before income taxes	$13,841	$14,327	$11,911
Average shareholders’ equity	195,639	217,387	209,573
Adjusted return on equity	28.38%	26.73%	22.80%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$13,841	$14,327	$11,911
Average shareholders’ equity	195,639	217,387	209,573
Average goodwill and intangible assets, net	(107,934)	(109,742)	(113,475)
Average deferred taxes on goodwill and intangible assets, net	2,670	3,127	4,200
Average tangible common equity (non-GAAP)	90,375	110,772	100,298
Adjusted return on tangible equity (non-GAAP)	61.43%	52.45%	47.63%

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026		2025
	2nd Qtr	1st Qtr	2nd Qtr
Quarterly Segment Information Reconciliations
Insurance Services
Adjusted return on assets
Adjusted income before income taxes	$2,005	$1,849	$2,247
Average segment assets	106,026	109,005	67,236
Adjusted return on assets	7.58%	6.88%	13.40%

Adjusted return on equity
Adjusted income before income taxes	$2,005	$1,849	$2,247
Average shareholders’ equity	92,051	93,172	53,762
Adjusted return on equity	8.74%	8.05%	16.76%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$2,005	$1,849	$2,247
Average shareholders’ equity	92,051	93,172	53,762
Average goodwill and intangible assets, net	(49,460)	(48,682)	(44,197)
Average deferred taxes on goodwill and intangible assets, net	(43)	(160)	(271)
Average tangible common equity (non-GAAP)	42,548	44,330	9,294
Adjusted return on tangible equity (non-GAAP)	18.90%	16.92%	96.97%

Wealth Management Services
Adjusted return on assets
Adjusted income before income taxes	$3,442	$3,907	$2,349
Average segment assets	91,461	42,616	38,185
Adjusted return on assets	15.09%	37.18%	24.67%

Adjusted return on equity
Adjusted income before income taxes	$3,442	$3,907	$2,349
Average shareholders’ equity	47,809	37,668	34,131
Adjusted return on equity	28.88%	42.07%	27.60%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$3,442	$3,907	$2,349
Average shareholders’ equity	47,809	37,668	34,131
Average goodwill and intangible assets, net	(8,849)	(5,149)	(4,385)
Average deferred taxes on goodwill and intangible assets, net	1,699	329	280
Average tangible common equity (non-GAAP)	40,659	32,848	30,026
Adjusted return on tangible equity (non-GAAP)	33.96%	48.24%	31.38%

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